Exhibit 21.1
SUBSIDIARY LIST (BY JURISDICTION)
California
Bay Rincon, LP
Foxchase Drive San Jose Partners II, L.P.
San Francisco Bay Partners II, Ltd.
San Francisco Bay Partners III, L.P.
Connecticut
Bronxville West, LLC
Forestbroad LLC
Smithtown Galleria Associates Limited Partnership
Town Close Associates Limited Partnership
Delaware
4600 Eisenhower Avenue, LLC
AIV I, LLC
AMP Apartments, LLC
AMP Apartments Subtenant, LLC
AMV I, LLC
AMV II, LLC
AMV III, LLC
AMV IV, LLC
Aria at Hathorne Hill, LLC
Aria at Laurel Hill, LLC
Arlington Square Financing, LLC
Avalon 57, LLC
Avalon Ballard, LLC
Avalon California Value I, LLC
Avalon California Value II, LLC
Avalon California Value III, LLC
Avalon California Value IV, LLC
Avalon California Value V, LLC
Avalon California Value VI, LLC
Avalon California Value VII, LLC
Avalon California Value VIII, LLC
Avalon Clark and Polk, LLC
Avalon Del Rey Apartments, LLC
Avalon DownREIT V, L.P.
Avalon Gold, LLC
Avalon Grosvenor, L.P.
Avalon Illinois Value I, LLC
Avalon Illinois Value II, LLC
Avalon Illinois Value III, LLC
Avalon Lowlands, LLC
Avalon Madison Racine, LLC
Avalon Maryland Value I, LLC
Avalon Maryland Value II, LLC
Avalon Maryland Value III, LLC
Avalon Massachusetts Value I, LLC
Avalon Massachusetts Value II, LLC
Avalon New Jersey Urban Renewal Entity I, LLC
Avalon New Jersey Value II, LLC
Avalon New Rochelle II, LLC
Avalon New York Value I, LLC
Avalon Oyster, LLC

Avalon Park Tower, LLC
Avalon Riverview I, LLC
Avalon Riverview North, LLC
Avalon Run, LLC
Avalon Sharon FS, LLC
Avalon Shipyard, LLC
Avalon Towers Bellevue, LLC
Avalon Upper Falls Limited Partnership
Avalon Upper Falls, LLC
Avalon Washington Value Ravenswood, LLC
Avalon West Chelsea, LLC
Avalon WFS, LLC
Avalon Willoughby West, LLC
Avalon WP I, LLC
Avalon WP II, LLC
Avalon WP III, LLC
Avalon WP IV, LLC
Avalon WP V, LLC
Avalon WP VI, LLC
AvalonBay Capital Management II, LLC
AvalonBay Fund II Subsidiary GP, LLC
AvalonBay Redevelopment LLC
AvalonBay Trade Zone Village, LLC
AvalonBay VAF Acquisition, LLC
AvalonBay VAF II Acquisition, LLC
AvalonBay Value Added Fund, L.P.
AvalonBay Value Added Fund II, L.P.
AvalonBay Value Added Fund II Feeder, L.P.
AvalonBay Value Added REIT II, L.P.
Bay Countrybrook L.P.
Bay Pacific Northwest, L.P.
Bowery Place I Low-Income Operator, LLC
Bowery Place I Manager, LLC
Cameron Court Financing, LLC
Centerpoint Master Tenant LLC
Chrystie Venture Partners, LLC
Coto De Caza, LLC
Crescent Financing, LLC
CVP I, LLC
CVP II, LLC
CVP III, LLC
Darien Financing, LLC
Downtown Manhattan Residential LLC
East 1st Street G, LLC
ER Cedar, L.L.C.
Extra Place 4, LLC
Garden City Duplex, LLC
Garden City SF, LLC
Glen Cove Development LLC
Glen Cove II Development LLC
Hathorne FS Holdings, LLC
Jones Road Residential, LLC
Laurel Hill Private Sewer Treatment Facility, LLC
MVP I, LLC
Norwalk Retail, LLC
Oak Road Office, LLC
PHVP I, LP
PHVP I GP, LLC
Pleasant Hill Manager, LLC

Pleasant Hill Transit Village Associates LLC
Roselle Park VP, LLC
Silicon Valley Financing, LLC
Tysons West, LLC
WLBVP, LLC
District of Columbia
4100 Massachusetts Avenue Associates, L.P.
Maryland
Avalon at Chestnut Hill, Inc.
Avalon at Great Meadow, Inc.
Avalon at St. Clare, Inc.
Avalon 4100 Massachusetts Avenue, Inc.
Avalon Acton, Inc.
Avalon BFG, Inc.
Avalon Blue Hills, Inc.
Avalon Chase Glen, Inc.
Avalon Chase Grove, Inc.
Avalon Cohasset, Inc.
Avalon Collateral, Inc.
Avalon Commons, Inc.
Avalon Decoverly, Inc.
Avalon DownREIT V, Inc.
Avalon Fairway Hills I Associates
Avalon Fairway Hills II Associates
Avalon Fairway II, Inc.
Avalon Grosvenor LLC
Avalon Hingham PM, Inc.
Avalon Mills, Inc.
Avalon Oaks, Inc.
Avalon Oaks West, Inc.
Avalon Promenade, Inc.
Avalon Rock Spring Associates, LLC
Avalon Sharon, Inc.
Avalon Town Green II, Inc.
Avalon Upper Falls Limited Dividend Corporation
Avalon Village North, Inc.
Avalon Village South, Inc.
AvalonBay Arna Valley, Inc.
AvalonBay Capital Management, Inc.
AvalonBay Construction Services, Inc.
AvalonBay Grosvenor, Inc.
AvalonBay Ledges, Inc.
AvalonBay NYC Development, Inc.
AvalonBay Orchards, Inc.
AvalonBay Parking, Inc.
AvalonBay Shrewsbury, Inc.
AvalonBay Value Added Fund, Inc.
AVB Development Transactions, Inc.
AVB Northborough, Inc.
AVB Pleasant Hill TRS, Inc.
AVB Service Provider, Inc.
AVB West Long Branch, Inc.
Bay Asset Group, Inc.
Bay Development Partners, Inc.
Bay GP, Inc.
Bay Waterford, Inc.

Centerpoint Tower LLC
Centerpoint Garage LLC
Centerpoint Eutaw/Howard Holdings LLC
Centerpoint Development II LLC
Centerpoint Howard LLC
Centerpoint Eutaw LLC
Centerpoint Tower/Garage Holdings LLC
Georgia Avenue, Inc.
JP Construction in Milford, Inc.
Juanita Construction, Inc.
Lexington Ridge-Avalon, Inc.
Shady Grove Road Property, LLC
Massachusetts
AvalonBay BFG Limited Partnership
Hingham Shipyard East Property Owners Association, Inc.
New Jersey
Quakerbridge Road Development, LLC
Town Cove Jersey City Urban Renewal, Inc.
Town Run Associates
Virginia
Arna Valley View Limited Partnership
Avalon Decoverly Associates Limited Partnership